CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------



As independent certified public accountants, we hereby consent to the incorporation of our reports dated November 3, 1999, with respect to the Gerald Stevens, Inc. consolidated financial statements as of August 31, 1999 and 1998 and for the years then ended, included in its Annual Report on Form 10-K for the year ended August 31, 1999, and to all references to our Firm included in or made a part of this Registration Statement.




ARTHUR ANDERSEN LLP


Miami, Florida
January 3, 2000